Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auddia Inc.
Boulder, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1/A (File no. 333-235891), Form S-8 (File no. 333-258673), Form S-3 (File no. 333-264227), and Form S-1 (File No. 333-275441) of Auddia Inc., of our report dated April 1, 2024 relating to the financial statements at and for the year ended December 31, 2023, which appear in this Annual Report on Form 10-K.

Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Haynie and Company

Salt Lake City, Utah

April 1, 2024